Exhibit 99.5

 Photronics, Inc.  Q3 2020 Financial Results Conference CallAugust 27, 2020

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.

Q3 2020 Summary

- **Revenue was $157.9M, up 11% Q/Q and 14% Y/Y**
  - 12th consecutive quarter of YOY revenue growth
  - FPD production remained at capacity, with sequential growth across all high-end technologies
  - IC revenue grew on China recovery
  - Revenue of products shipped to China improved 10% Q/Q and 46% Y/Y
- **Net income attributable to Photronics, Inc. shareholders of $10.8M ($0.17/share)**
- **Cash balance grew to $261M**
  - $17M generated from operating activity
  - $10M contribution from JV partner
- **China production contributed $21M in revenue and $1M in operating profit**
- **Next phase of FPD capacity investment on track for tool delivery in 2021**
- **Daniel Liao (Senior Advisor, Lam Research Corp.) joined Board of Directors**

Successfully repositioned the business; strategic investments driving long-term, profitable growth

3

PHOTRONICS

$M (except EPS)  Q320  Q220  Q/Q  Q319  Y/Y  Revenue  $ 157.9  $ 142.8  11%  $ 138.1  14%  Gross Profit  $ 37.7  $ 30.4  24%  $ 30.6  23%  Gross Margin  23.9%  21.3%  260 bps  22.1%  180 bps  Operating Income  $ 19.9  $ 12.7  57%  $ 13.4  49%  Operating Margin  12.6%  8.9%  370 bps  9.7%  290 bps  Other income (expense)  ($ 2.1)  ($ 1.0)  ($ 1.2)  ($ 0.3)  ($ 1.8)  Income tax provision  $ 4.9  $ 3.8  $ 1.2  $ 3.2  $ 1.7  Minority interest  $ 2.1  $ 1.7  $ 0.4  $ 3.5  ($ 1.4)  Net Income*  $ 10.8  $ 6.3  71%  $ 6.3  70%  Diluted EPS*  $ 0.17  $ 0.10  $ 0.07  $ 0.10  $ 0.07  Days in quarter  91  91  -  91  -  Gross and operating margin moved up with revenue (operating leverage, cost controls)China operations contributed $1.0M to operating incomeOther income / (expense) primarily due to FX gain / (loss)Minority interest includes IC JVs in Taiwan and China  Income Statement Summary  4  *Net income attributable to Photronics, Inc. shareholders

 High-end flat; mainstream up on China foundry recoveryChina revenue Up 15% Q/Q and 60% Y/YRepresents 22% of Q320 IC revenueOutlookNew US restrictions on Huawei (8/17) creating greater uncertaintyPotential headwinds if governments escalate shelter-in-place mandates  $M  Q320  Q220  Q/Q  Q319  Y/Y  High-End*  $ 38.7  $ 38.3  1%  $ 38.5  1%  Mainstream  $ 70.0  $ 58.6  19%  $ 61.7  13%  Total  $ 108.7  $ 96.8  12%  $ 100.2  8%  IC Photomask Revenue  5  *28nm and smaller  Total may differ due to rounding

 High-end revenue growth across all technologies (AMOLED, G10.5+, LTPS)China revenue Up 5% Q/Q and 36% Y/YRepresents 56% of Q320 FPD revenueOutlookDynamic market environmentTemporary dislocation as supply chain reacts to Huawei restrictionsPlanned annual PM in Hefei  $M  Q320  Q220  Q/Q  Q319  Y/Y  High-End*  $ 36.7  $ 31.8  15%  $ 23.1  59%  Mainstream  $ 12.6  $ 14.1  (11%)  $ 14.8  (15%)  Total  $ 49.2  $ 45.9  7%  $ 37.9  30%  FPD Photomask Revenue  6  *≥G10.5, AMOLED and LTPS  Total may differ due to rounding

 $M  Q320  Q220  Q319  Cash  $ 261  $ 238  $ 197  Debt  $ 53  $ 53  $ 49  Net Cash*  $ 208  $ 184  $ 148  Operating Cash Flow  $ 17  $ 31  $ 26  Capital Expenditures  $ 7  $ 16  $ 20  Government Incentives for Capital Equipment  -  $ 3  $ 12  Share repurchase  -  $ 6  -  Debt is mostly local China borrowing to finance fixed assets, working capital and VATYTD capex is $37M; expect FY 2020 capex ~$80MBalance sheet able to fund planned investments, share repurchases, and strategic M&A opportunities  Select Financial Data  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Revenue ($M)  $148 - $158  Operating Margin  10% - 14%  Taxes ($M)  $4 - $5  EPS  $0.12 - $0.19  Diluted Shares (M)  ~65  Huawei restrictions creates uncertainty across IC & FPD supply chainsAnnual PM planned for Hefei plantFocus on expanding margins and improving cash flowsPotential geopolitical headwind due to coronavirus reaction and trade policy decisions  Q420 Guidance   8

 Thank you for your interest!  For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 Total Revenue  11      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  12      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  13      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding